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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHEROKEE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 CHEROKEE INC.
6835 Valjean Avenue
Van Nuys, California 91406

April 27, 2009

To our Stockholders,

        I am pleased to invite you to attend the 2009 Annual Meeting of Stockholders of Cherokee Inc., to be held on Wednesday, June 3, 2009, at 10:00 a.m. (Pacific Time) at the Shutters on the Beach Hotel, One Pico Boulevard, Santa Monica, California 90405, telephone # (310) 458-0030.

        At the Annual Meeting, we expect to consider and act upon the following matters:

          1.     To elect five directors to the Board of Directors who will serve until the 2010 Annual Meeting of Stockholders of Cherokee Inc. and until their successors have been duly elected and qualified;

          2.     To ratify the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2010 ("Fiscal 2010");

          3.     To approve an amendment to Cherokee Inc.'s existing equity incentive plans to authorize the Compensation Committee of the Board of Directors to effect an employee stock option exchange program; and

          4.     To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Thank you for your ongoing support of and continued interest in Cherokee.

Sincerely,

Robert Margolis Chairman and Chief Executive Officer

 CHEROKEE INC.
6835 Valjean Avenue
Van Nuys, California 91406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2009

        NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of the Stockholders of Cherokee Inc. will be held at the Shutters on the Beach Hotel, One Pico Boulevard, Santa Monica, California 90405, telephone # (310) 458-0030, on Wednesday, June 3, 2009 at 10:00 a.m. (Pacific Time) for the following purposes:

          1.     To elect five directors to the Board of Directors who will serve until the 2010 Annual Meeting of Stockholders of Cherokee Inc. and until their successors have been duly elected and qualified;

          2.     To ratify the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2010 ("Fiscal 2010");

          3.     To approve an amendment to Cherokee Inc.'s existing equity incentive plans to authorize the Compensation Committee of the Board of Directors to effect an employee stock option exchange program; and

          4.     To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        Stockholders of record at the close of business on April 9, 2009 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours for ten days prior to the annual meeting.

        The Board of Directors urges each stockholder to read carefully the enclosed proxy statement, which is incorporated herein by reference.

By Order of the Board of Directors,

Carol A. Gratzke Secretary

Van Nuys, California
April 27, 2009

IMPORTANT

Whether or not you expect to attend the annual meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the annual meeting.

 CHEROKEE INC.
6835 Valjean Avenue
Van Nuys, California 91406

 PROXY STATEMENT
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2009

 GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cherokee Inc., a Delaware corporation ("Cherokee" or the "Company"), of proxies to be used at the 2009 Annual Meeting of Stockholders to be held at the Shutters on the Beach Hotel, One Pico Boulevard, Santa Monica, California, on June 3, 2009, at 10:00 a.m. (Pacific Time) and at any adjournments or postponements thereof (the "Annual Meeting"). A form of the proxy is enclosed for use at the Annual Meeting. Stockholders are being asked to vote upon (1) the election of five directors to the Board of Directors, (2) the ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2010; (3) the amendment of the Company's existing equity incentive plans to authorize the Compensation Committee of the Board of Directors to effect an employee stock option exchange program; and (4) such other business as may properly come before the Annual Meeting. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is April 27, 2009.

Record Date, Outstanding Shares and Voting

        The Company's Board of Directors has fixed April 9, 2009 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,814,187 shares of common stock outstanding. Each stockholder of record at the close of business on April 9, 2009 is entitled to one vote for each share of common stock then held on each matter to come before the Annual Meeting, or any adjournments or postponements thereof.

Quorum and Voting Requirements

        A majority of the votes eligible to be cast at the Annual Meeting by holders of our common stock, or 4,407,094 votes, represented in person or by proxy at the Annual Meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held by a broker or nominee which are represented at the meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Under the rules that govern brokers, brokers who have record ownership of shares have the authority to vote on certain "routine" matters even when they have not received instructions from the beneficial owners of such shares. Routine matters include the election of directors and ratification of auditors. Non-routine matters include amendments to stock option plans. Accordingly, at the Annual Meeting, brokers who have not received instructions regarding shares held in street name will have the authority to vote on Proposal 1 and Proposal 2, but will not have authority to vote on Proposal 3.

        Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The nominees receiving the five highest number of votes will become directors. Abstentions will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting. The Company's Certificate of Incorporation does not provide for cumulative voting. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals.

Voting and Revocation of Proxies

        If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted FOR the directors nominated by the Board of Directors, FOR ratification of the selection of Moss Adams LLP as the Company's registered independent public accounting firm for Fiscal 2010, FOR amendment of the Company's existing equity incentive plans to authorize the Compensation Committee of the Board of Directors to effect an employee stock option exchange program, and as recommended by the Board of Directors with regard to any and all other matters or if no such recommendation is given, in the discretion of the proxy holder. Proxies marked "withhold" and/or "abstain" will be counted towards the quorum requirement but will not be voted for the election of the director nominees to the Board of Directors, for the ratification of the selection of Moss Adams LLP as the Company's registered independent public accounting firm for Fiscal 2010, or for the amendment of the Company's existing equity incentive plans to authorize the Compensation Committee of the Board of Directors to effect an employee stock option exchange program.

        A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are required to so notify the Secretary of the Company prior to the beginning of the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table includes information as to the number of shares of our common stock beneficially owned as of April 9, 2009, by the following:

  •
  each stockholder known by the Company to beneficially own more than 5% of the outstanding shares of its common stock;

  •
  each director and nominee;

  •
  the Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal year ended January 31, 2009 ("Fiscal 2009"); and

  •
  all of the Company's executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which is sometimes referred to herein as the Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the Company's knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days of April 9, 2009, through the exercise of any stock option or other equity right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated in the notes to the table, the address of each director, Named Executive Officer and 5% stockholder listed in the table below is c/o Cherokee Inc., 6835 Valjean

Avenue, Van Nuys, CA 91406. As of April 9, 2009, there were 8,814,187 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
5% Stockholders
Robert Margolis(1)	1,089,733	12.4%
Eagle Asset Management Inc.(2)	893,273	10.1%
Kayne Anderson Rudnick Investment Management, LLC(3)	658,457	7.5%
Barclays Global Investors, NA(4)	572,224	6.5%
Directors
Robert Margolis(1)	1,089,733	12.4%
Jess Ravich	23,969	*
Keith Hull	10,000	*
Tim Ewing	14,300	*
Dave Mullen	5,000	*
Other Named Executive Officers
Howard Siegel(5)	64,309	*
Russell J. Riopelle(6)	80,711	*
Larry Sass(7)	31,784	*
Mark Nawrocki(8)	51,119	*
All executive officers and directors as a group (9 persons)(9)	1,370,925	15.6%

(1)
Includes 804,733 shares held directly by Robert Margolis, and 135,000 shares owned by The Newstar Group, Inc. d/b/a The Wilstar Group ("Wilstar"). Mr. Margolis is the sole shareholder of Wilstar. Also includes 150,000 shares contributed to the Robert Margolis Foundation, Inc. Mr. Margolis expressly disclaims beneficial ownership of the shares held by the Robert Margolis Foundation.

(2)
The information reported is based on a Schedule 13G report with a reporting date of February 28, 2009, filed with the Securities and Exchange Commission by Eagle Asset Management, Inc. Eagle Asset Management, Inc. reports its address as 880 Carillon Parkway, St. Petersburg, Florida 33716.

(3)
The information reported is based on a Schedule 13G/A report with a reporting date of December 31, 2008, filed with the Securities and Exchange Commission by Kayne Anderson Rudnick Investment Management, LLC. Kayne Anderson Rudnick Investment Management, LLC reports its address as 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(4)
The information reported is based on a Schedule 13G/A report with a reporting date of December 31, 2008, filed with the Securities and Exchange Commission by Barclays Global Investors, NA. Barclays Global Investors, NA reports its address as 400 Howard Street, San Francisco, CA 94105.

(5)
Includes 14,363 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of April 9, 2009.

(6)
Includes 65,207 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of April 9, 2009.

(7)
Includes 51,119 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of April 9, 2009.

(8)
Includes 31,784 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of April 9, 2009.

(9)
Includes 162,473 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of April 9, 2009.

 ITEM 1.    ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will be asked to elect five directors to serve until the next Annual Meeting of stockholders and until their respective successors are elected and qualified. All five incumbent directors have been nominated for re-election for one-year terms. Mr. Margolis has been nominated pursuant to the terms of the Management Agreement (as defined below). None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

        In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Nominees for Board of Directors

        The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience, other directorships held by him and the period during which he has previously served as director of the Company. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. The Board of Directors has made an affirmative determination as to the independence of each nominee other than Mr. Margolis, the Company's Chief Executive Officer.

Name, Age and Present Position with the Company	Principal Occupation for Past Five Years; Other Directorships; Business Experience
Robert Margolis, 61 Director, Chairman of the Board of Directors and Chief Executive Officer	Mr. Margolis has been a director of Cherokee since May 1995. Mr. Margolis was appointed Chairman of the Board of Directors and Chief Executive Officer on May 5, 1995. Mr. Margolis was the co-founder of the Company's Apparel Division in 1981. He had been the Co-Chairman of the Board of Directors, President and Chief Executive Officer since June 1990 and became Chairman of the Board of Directors on June 1, 1993. Mr. Margolis resigned all of his positions with the Company on October 31, 1993 and entered into a one-year consulting agreement with the Company. Subsequently, Mr. Margolis rejoined us as Chairman and Chief Executive Officer in May 1995. Mr. Margolis' services as Chief Executive Officer are provided pursuant to the terms of the Management Agreement.

Name, Age and Present Position with the Company	Principal Occupation for Past Five Years; Other Directorships; Business Experience
Timothy Ewing, 48 Director

Mr. Ewing has been a director of Cherokee since September 1997. Mr. Ewing, a Chartered Financial Analyst, is the managing partner and chief investment officer of Ewing & Partners and the manager of Value Partners, Ltd., a Texas-based, private investment partnership formed in 1989, and of the Endurance Partnerships, private investment partnerships formed in 2001. Mr. Ewing has been a member of the board of directors of TransWorld Corporation (OTC: TWOC) in New York, New York since 2004; Towne Bancorp, Inc. (OTC: TWNE) in Mesa, Arizona since 2008; and Global Aircraft Solutions (OTC: GACF) in Tucson, Arizona since 2008. In addition, Mr. Ewing is the immediate past chairman of the board, is currently an executive committee member, and serves on the advisory board of the Perot Museum of Nature & Science in Dallas, Texas. He serves on the board of directors of The Dallas Opera and The Dallas Opera Foundation, the board of trustees of the Baylor HealthCare System Foundation, and the advisory board of the University of Texas at Dallas' Holocaust Studies Program.

Dave Mullen, 74 Director

Mr. Mullen has been a director of Cherokee since May 2000. For more than nine years, he was the President and CEO of Robinson's-May in North Hollywood, California until he retired from The May Department Stores in July 1999. Mr. Mullen joined The May Department Stores in March 1988 and, from March 1988 to June 1988, was the President and CEO of Goldwater's in Phoenix, Arizona. From June 1988 to January 1991, he was President and CEO of Filene's in Boston, Massachusetts and, in January 1991, became the President and CEO of Robinson's-May in North Hollywood.

Jess Ravich, 51 Director

Mr. Ravich has been a director of Cherokee since May 1995. Mr. Ravich is the President of the Libra Securities division of The Oak Ridge Financial Services Group, Inc. Prior to founding Libra in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. From November 2004 through November 2006, Mr. Ravich served on the board of managers of OpBiz, LLC. Mr. Ravich also serves as the chairman of the board of directors of ALJ Regional Holdings, Inc. In addition to his professional responsibilities, Mr. Ravich is on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls.

Name, Age and Present Position with the Company	Principal Occupation for Past Five Years; Other Directorships; Business Experience
Keith Hull, 56 Director

Mr. Hull has been a director of Cherokee since June 1995. Mr. Hull is currently the Group Chief Executive Officer of UCO Raymond Denim, of Gent, Belgium, a global textile manufacturing operation with distribution and manufacturing facilities on three continents. Prior to joining UCO Raymond Denim in 2008, Mr. Hull was previously an Executive Vice President with Global Emergency Resources, LLC, a technology company offering its products to hospitals and public health organizations for critical resource tracking during emergencies. For eight years, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc. In 2004, Mr. Hull was named President and COO of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken's Partnership board.

Meetings and Committees of the Board of Directors

        The business affairs of the Company are managed under the direction of the Board of Directors, although the Board of Directors is not involved in the Company's day-to-day operations. During Fiscal 2009, the Board of Directors met four times and took action by written consent on seven occasions. Each director attended at least 80% of all Board of Directors and applicable committee meetings during Fiscal 2009. The Company encourages all of its directors to attend annual meetings of stockholders. All directors attended the 2008 annual meeting of stockholders.

        The Board of Directors does not currently provide a process for stockholders to send communications directly to the Board of Directors. However, communications may be sent by stockholders to the Secretary c/o Cherokee Inc., 6835 Valjean Avenue, Van Nuys, California 91406, who will forward any received communications to the Board of Directors.

        The Board of Directors has established two standing committees: an Audit Committee and a Compensation Committee.

Audit Committee

        The primary functions of the Company's Audit Committee are: to select, evaluate and, where appropriate, replace a firm of independent certified public accountants to conduct, among other things, the annual audit of the Company's books and records; to review with the independent accountants the scope and results of the annual audit and quarterly reviews prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; to meet with the independent accountants and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed; to review and discuss the Company's financial statements with the Company's management; to consult with the independent accountants and management with regard to the adequacy of the Company's system of internal accounting and financial controls; to discuss with management and the independent accountants the Company's practices with respect to risk assessment, risk management and critical accounting policies; to receive from the independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent auditors; to review and reassess annually the adequacy of its charter; to prepare a report each year for inclusion in the Company's annual Proxy Statement; and to pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent accountants. The Cherokee Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Financial Reports" and then scroll down under the heading "Quarterly and Other Reports." In addition, the Board of Directors has determined that all of the members of the Audit Committee are "independent," as defined by the rules of The Nasdaq Stock Market, Inc. and Rule 10A-3 of the Exchange Act.

        Representatives of the Company's independent public accountants are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. In Fiscal 2009, the Audit Committee consisted of three non-employee directors: Mr. Hull, Mr. Mullen and Mr. Ravich (Chairman), and Mr. Ravich is the Company's designated Audit Committee Financial Expert. The Audit Committee met four times during Fiscal 2009. All members of the Audit Committee attended all of the Audit Committee meetings in Fiscal 2009.

        Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning the Company by writing c/o Keith Hull, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, California 91406.

Compensation Committee

        The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to the Company's executives. The Compensation Committee consists of Mr. Ewing (Chairman), Mr. Ravich and Mr. Hull, all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code, respectively. The Board of Directors has determined that all of the members of the Compensation Committee are "independent," in accordance with Rule 4350(c) rules of The Nasdaq Stock Market, Inc. The Compensation Committee met one time during Fiscal 2009 and took action by written consent on four occasions during Fiscal 2009.

        The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our Chief Executive Officer and our Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee's chairman reports the committee's recommendations on executive compensation to the Board. The Compensation Committee reviews the total fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

        Cherokee's Board of Directors has not adopted a written charter for the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised entirely of independent directors. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Nominating Committee

        The Company does not have a standing nominating committee, which the Board of Directors determined is not necessary given the relatively small size of the Company's Board of Directors and management team, limited scope of operations and simplicity of the Company's business. In accordance with the Nasdaq rules, commencing in fiscal year 2004, only the members of the Board of Directors who qualify as "independent directors" within the meaning of Rule 4200(a)(15) of the Nasdaq Rules will perform the functions of the nominating committee. These functions include reviewing and recommending to the full Board of Directors issues relating to the Board's composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; and making recommendations regarding proposals submitted by stockholders. The independent directors will evaluate nominees recommended by stockholders in the same manner as they evaluate other nominees. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Company, the Secretary of the Company or any independent director in writing with any supporting material the stockholder considers appropriate. The independent directors will review each potential candidate's qualifications, including the following criteria: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience in the Company's industry and with relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of the Company's operations; and practical and mature business judgment.

        All of the nominees for director being voted upon at the Annual Meeting are directors standing for re-election.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to the Company's directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a "code of business conduct and ethics" under Rule 4350-7 of the Nasdaq Rules and a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

Directors' Remuneration and Stock Options

        For their services on the Board of Directors during Fiscal 2009, each non-employee director was paid a retainer fee of $25,000 per annum. The fees are paid in quarterly increments. In addition to the general retainer for board service, non-employee directors who serve on board committees are entitled to additional compensation as follows: Audit Committee members received $5,000 and Compensation Committee members received $2,500 per each formal meeting, and Audit Committee members also receive an additional retainer fee of $15,000 per annum.

        During each of the fiscal years ended February 3, 2007 ("Fiscal 2007"), February 2, 2008 ("Fiscal 2008") and Fiscal 2009, none of the current directors owned or exercised any stock options to purchase common stock of Cherokee Inc.

Directors' Remuneration for Fiscal 2009

        The following table sets forth certain information concerning the compensation of the Company's directors for Fiscal 2009:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Tim Ewing(1)	$25,000	$25,000
Keith Hull(1)	$60,000	$60,000
Dave Mullen	$60,000	$60,000
Jess Ravich(1)	$60,000	$60,000

(1)
Does not include the advance payment in Fiscal 2008 of $2,500 of fees to each member of the Compensation Committee pertaining to the one Compensation Committee meeting which occurred during Fiscal 2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" EACH OF THE DIRECTORS NOMINATED IN ITEM 1.

 ITEM 2.    RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has selected Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2010 ("Fiscal 2010") and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting. Moss Adams LLP audited the Company's financial statements for Fiscal 2007, Fiscal 2008 and Fiscal 2009. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the board of directors is submitting the selection of Moss Adams LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.

 ITEM 3.    APPROVAL OF AMENDMENT TO THE COMPANY'S EXISTING EQUITY
INCENTIVE PLANS

        At the Annual Meeting, the stockholders will be asked to approve an amendment (the "Amendment") to the Company's 2003 Incentive Award Plan as amended in 2006 with the adoption of the 2006 Incentive Award Plan (collectively, the "Plans") to effect a one-time stock option program to exchange outstanding stock options (the "Exchange Program"). If implemented, the Exchange Program would permit eligible Company employees, including certain executive officers, to surrender outstanding stock options that are "underwater" (i.e., those options with an exercise price that is greater than our current trading price) for cancellation in exchange for a lesser number of options under the Plans with a lower exercise price. If the Amendment is approved by the Company's stockholders, the Exchange Program will commence at the discretion of the Compensation Committee. If the Company's stockholders do not approve the Amendment, the Exchange Program will not take effect and all stock options will remain outstanding in accordance with their existing terms.

        In this proposal, the Company's stockholders are being asked to approve the Amendment to allow the Compensation Committee of the Board of Directors (the "Administrator") to, without obtaining further stockholder approval but subject to the limitations described below, effect the Exchange Program at such time (if at all) that the Administrator determines is in the best interests of the Company and its stockholders. While the terms of the Exchange Program are expected to be materially similar to the terms described in this proposal, the Compensation Committee will have the discretion to change the terms of the Exchange Program to take into account a change in circumstances or local regulations and to determine not to implement the Exchange Program even if stockholder approval of the Amendment is obtained.

Reasons for the Exchange Program

        The Company believes that the adoption of the Amendment to permit the Exchange Program will enable the Company to provide appropriate incentives to the Company's employees, who are the Company's most important resource and are critical to the future growth of the Company. Stock options are an important part of the Company's compensation program because they help motivate and reward the employees' efforts to increase the success and growth of the Company. By granting stock options to employees, the Company further aligns the interests of the employees with those of the stockholders and motivates the employees to remain employed with the Company. In addition, the use of stock options as an element of compensation allows the Company to conserve cash for other uses. Furthermore, none of the Company's employees who are eligible for the Exchange Program received a year-end cash bonus for performance during Fiscal 2009.

        Like many other companies in the retail industry who have been affected by the global economic recession and decreased levels of consumer spending, the Company's stock price has experienced significant declines in recent times. As a consequence, many of the Company's employees now hold stock options with exercise prices that significantly exceed the current market price of the Company's common stock. Consequently, these stock options have greatly diminished value as an incentive to motivate and retain the Company's valuable employees. The Company believes that adoption of the Amendment to permit the Exchange Program would enable the Compensation Committee to take action to restore meaningful and appropriate financial incentives to the Company's employees and eligible officers and generally improve employee morale.

        Further, successful execution of the Exchange Program would reduce the overall number of shares subject to outstanding equity awards. Underwater stock option awards have little or no retentive value but remain an overhang until they are exercised, expire, or are cancelled. Keeping these underwater options outstanding does not serve the interests of our stockholders and does not provide the benefits intended by our equity compensation program. Under the Exchange Program, we expect that a reduction in overhang will occur, because participating employees will receive fewer new stock options than the number of stock options being surrendered. The total overhang reduction is difficult to estimate and will only be known when the actual exchange is complete. However, any shares underlying stock options cancelled in the Exchange Program will return to the pool of shares available for future equity award grants under the Plans.

Reasons for Stockholder Approval

        The Board of Directors and the Compensation Committee are seeking stockholder approval of the Amendment in order to satisfy the terms of the Plans and applicable rules of the NASDAQ Global Market, and as a matter of good corporate governance.

Summary of Material Terms

        The Exchange Program authorized by the Amendment, if approved by our stockholders, would grant the Compensation Committee the authority to implement a one-time exchange of eligible stock options for a lesser number of new stock options with a lower exercise price, ("Replacement Options") subject to the conditions described below:

        Options Eligible for Exchange.    Only those stock options that are (i) unexercised and outstanding at the time of the exchange, (ii) held by an eligible employee (described below) and (iii) have an exercise price higher than the New Price will be eligible for exchange in the Exchange Program ("Eligible Options"). Any Eligible Options that are incentive stock options at the time of the exchange will be exchanged for Replacement Options intended to qualify as incentive stock options.

        Employees Eligible to Participate.    Only those individuals who are employees or executive officers of the Company on the date of any exchange under the Exchange Program will be eligible to participate in the Exchange Program, subject to the discretion of the Administrator, and excluding the Company's Chief Executive Officer. The Company's current Chairman and Chief Executive Officer, and members of the Company's Board of Directors will not be eligible to participate in the Exchange Program. As of April 9, 2009, the Company had twelve employees holding Eligible Options, assuming a New Price of $18.54 per share (representing a premium of $1.00 over the closing share price of $17.54 on April 9, 2009).

        Timing.    If the Amendment is approved, the Exchange Program will be implemented at the discretion of the Compensation Committee, but must take place within one year of the date of stockholder approval of the Amendment.

        Replacement Option Exercise Price.    The Replacement Options shall have an exercise price that is not less than a premium of $1.00 over the closing sales price on the date the Replacement Option is granted (the "New Exercise Price").

        Term of Replacement Options.    The expiration date of a Replacement Option shall be not more than five years from the grant date of the Replacement Option.

        Exchange Ratio.    The exchange ratios for the Exchange Program, representing the ratio of the number of Eligible Options to be tendered in exchange for one Replacement Option, depends on the exercise price of the tendered Eligible Options and the New Exercise Price as calculated on the date of the grant of the Replacement Options. The exchange ratios will be established by grouping eligible awards with similar exercise prices, and assigning an appropriate exchange ratio to each grouping, and shall be no less than the exchange ratios set forth in the table below. If application of the applicable exchange ratio to Replacement Options issued in exchange for Eligible Options tendered results in a fractional share, the number of shares underlying the Replacement Options will be rounded down to the nearest whole share on a grant-by-grant basis. No consideration will be paid for such fractional shares.

Exercise Price of Eligible Option Grants	Exchange Ratio (Eligible Options to Replacement Options)
$20.00 to $25.00	1.43 to 1
$30.00 to $35.00	2.00 to 1
$35.01 to $40.00	2.22 to 1
$40.01 and above	2.50 to 1

        Vesting Schedule.    Replacement Options issued in the Exchange Program will be subject to new vesting schedules, which will be determined based upon whether the Eligible Options, prior to the exchange, had fully vested, partially vested, or not yet vested. The vesting schedules will provide for the Replacement Options to vest in equal 6-month installments over a time period not less than indicated in the table below.

Vesting Status of Eligible Options	Term in Months for Vesting of Replacement Options
Fully Vested	24
Partially Vested	30
Unvested	36

        Other Terms and Conditions.    The Replacement Options will be issued under the Plans and will be subject to the terms and conditions thereof. Other terms and conditions of the Replacement Options will be set forth in an option agreement to be entered into on the grant date of the Replacement Options.

        Cancellation of Excess Tendered Eligible Options.    The excess of the shares underlying the tendered Eligible Stock Options over the shares underlying the Replacement Options will be returned to the pool of shares available for future grants under the Plans. Any shares underlying stock options that are not tendered in connection with the Exchange Program will remain unaffected and outstanding in accordance with their existing terms.

Description of the Amendment

        The Amendment would amend the Plans by adding the following addendum to the Plans:

  "Notwithstanding anything to the contrary herein, the Committee shall have the authority, without further action of the stockholders of the Company, to effect a one-time-only option exchange program, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price, provided that such option exchange program is subject to the following conditions: (i) any such exchange program shall take place within one year of the date that the Company's stockholders vote to give the Committee the authority to effect such an exchange program; (ii) the exercise price of Options issued in the exchange shall be issued at an exercise price that is not less than a premium of $1.00 over the closing price of the Common Stock on the effective date of such exchange; (iii) the Options issued in the exchange shall vest in equal 6-month installments over terms not less than two years, two and a half years, or three years, depending on whether the outstanding Options, prior to the exchange, had fully vested, partially vested, or not yet vested, respectively; (iv) the expiration date of the Options issued in the exchange shall be not more than five years from the date of the exchange; and (v) the number of shares underlying Options issued in the exchange shall be limited as follows: (a) for outstanding Options with an exercise price of between $20 and $25, the number of shares underlying new Options shall be not more than 70% of the number of shares underlying cancelled Options; (b) for outstanding Options with an exercise price of between $30 and $35, the number of shares underlying new Options shall be not more than 50% of the number of shares underlying cancelled Options; (c) for outstanding Options with an exercise price of between $35 and $40, the number of shares underlying new Options shall be not more than 45% of the number of shares underlying cancelled Options; and (d) for outstanding Options with an exercise price of over $40, the number of shares underlying new Options shall be not more than 40% of the number of shares underlying cancelled Options."

Share and Option Information

        On April 7, 2009, the Compensation Committee approved the Exchange Program on the terms described herein and determined to seek stockholder approval to adopt the Amendment. On April 9, 2009, the closing sale price of the Company's common stock on the NASDAQ Global Market was $17.54 per share, and options to purchase an aggregate of 348,969 shares of the Company's common stock at a weighted average exercise price of $32.02 per share were outstanding under the Plans, all of which had exercise prices in excess of $22.50 per share.

Effect on Stockholders

        We are not able to predict the effect of the Exchange Program on our stockholders because we are unable to predict how many or which Eligible Options will be exchanged in the program. Generally, stock options have a dilutive effect on the percentage ownership of the Company held by existing stockholders. As of April 9, 2009, options to purchase an aggregate of 348,949 shares of the Company's common stock were outstanding under the Plans. As of April 9, 2009, all of these outstanding options had an exercise price greater than $22.50 per share. Following the adoption of the Amendment, if the Compensation Committee effects the Exchange Program, it will be more likely that a large number of these outstanding options will ultimately be exercised, causing the dilution represented by the outstanding stock options to be more likely to be realized by the Company's existing stockholders. Further, the shares underlying all stock options surrendered as part of the Exchange Program will be available for new grants under the Plans. In addition, the trading price of the Company's common stock may decline due to the increased likelihood of the potential dilution that would be expected to result from consummation of the Exchange Program.

Accounting Treatment

        The Exchange Program will be accounted for under FAS 123R. Under these rules, the exchange of Eligible Options for Replacement Options will be characterized as a modification of the Eligible Options. As a result, the difference, if any, between the fair value of the Replacement Options over the fair value of the exchanged stock options, determined as of the time of the exchange, will be accounted for as an expense. We do not expect any such expense to be material. The accounting consequences will depend in part on participation levels, as well as on the exchange ratios and vesting schedules established at the time of the exchange.

U.S. Federal Income Tax Consequences

        The exchange of Eligible Options should be treated as a non-taxable exchange and neither we nor our employees should recognize any income for U.S. federal income tax purposes upon the grant of the Replacement Options. However, with respect to any Replacement Options that are intended to be incentive stock options, the applicable holding periods which must be satisfied to receive the favorable tax treatment applicable to incentive stock options will commence as of the date of grant of the Replacement Option. In addition, if an offer to exchange Eligible Options is open for more than 30 days, any incentive stock options not tendered in the offer will be deemed newly granted upon the offer commencement date, such that the holding periods referred to above will also recommence. For more details regarding the tax consequences of the grant of nonqualified and incentive stock options, please see the discussion entitled "Summary of Plans—Certain Federal Income Tax Consequences" below.

No Solicitation or Offer to Sell

        THIS PROXY STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR EXCHANGE, OR A SOLICITATION OF AN OFFER TO BUY OR EXCHANGE, ANY SECURITIES, NOR SHALL THERE BE ANY SALE OR EXCHANGE OF ANY SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, SALE OR EXCHANGE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE OR JURISDICTION.

Summary of the Plans

        The following summary of the Plans is qualified in its entirety by the specific language of the Plans, a copy of which is available to any stockholder upon request.

        Overview.    The Plans in current form were approved at the June 2006 Annual Meeting of Stockholders. Under the Plans, the Company is authorized to grant up to a combined total of 500,000 shares of common stock in the form of incentive and nonqualified stock options, restricted stock awards, stock appreciate rights and other stock-based awards, 250,000 of which were authorized under the 2003 Plan prior to its amendment in 2006 with the adoption of the 2006 Plan, and 250,000 of which were added with the adoption of the 2006 Plan. In addition, the Company is also authorized to grant any shares that could again be optioned, granted or awarded under the terms of the 2003 Incentive Award Plan as in effect immediately prior to the adoption of the Plans. The maximum number of shares which may be subject to grant under the Plans to any individual in any calendar year cannot exceed 100,000. The principal purpose of the Plans is to provide an additional incentive for our directors, employees and consultants and those of our subsidiaries to further our growth development and financial success and to enable us to obtain and retain their services. The Compensation Committee of the Board or another committee thereof (the "Committee") administers the Plans with respect to grants to our employees or consultants and the full Board administers the Plans with respect to grants to independent directors. Under the Plans, restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Board or Committee. The vesting period and term for options granted under the Plans shall be set by the Committee, with the term being no greater than 10 years, and the options generally will vest over a specific time period as designated by the Committee upon the awarding of such Options. During Fiscal 2009, we granted options under the Plans to purchase 105,000 shares of common stock at an exercise price of $22.70. As of April 9, 2009, we have 75,346 shares available for grants of options under the Plans. In the event that any outstanding option granted under the Plans expires or is terminated (forfeited), the shares of common stock allocable to the unexercised portion of the option shall then become available for grant in the future, until the Plans expire on April 28, 2016.

        Term.    The Plans in current form became effective on April 28, 2006 and will expire on April 28, 2016. No Award may be made under the Plans after their expiration date, but Awards made prior thereto may extend beyond that date.

        Administration.    The Committee administers the Plans with respect to grants to employees or consultants of the Company and the full Board administers the Plans with respect to Director Awards. The Committee will consist of at least two members of the Board, each of whom is a "non-employee director" for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" for the purposes of Section 162(m) of the

Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the Plans, the Board or Committee has the authority to select the persons to whom awards under the Plans are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Plans. Similarly, the Board has discretion to determine the terms and conditions of awards that are issued to directors ("Director Awards") and to interpret and administer the Plans with respect to Director Awards. The Committee (or the Board with respect to Director Awards) is also authorized to adopt, amend and rescind rules relating to the administration of the Plans. However stockholder approval will generally be obtained to the extent necessary and desirable to comply with any applicable law, regulation or securities exchange rule, and stockholder approval will also be obtained for any amendment to the Plans that increases the number of shares available under the Plans (other than any adjustment permitted by the Plans in connection with certain changes in capital structure), permits the Committee to grant options with an exercise price that is below fair market value on the date of grant, permits the Committee to extend the exercise period for an option beyond ten years from the date of grant, or expands the class of persons who are eligible to participate in the Plans. In addition, exclusive of the Amendment proposed herein, the Plans prohibit any amendment of an option to reduce the per share exercise price below the per share exercise price as of the date of grant. Except to the extent permitted by the Plans in connection with certain changes in capital structure, and exclusive of the Amendment proposed herein, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. The Plans also provide that if the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt amendments to the Plans and the applicable Award agreement, or adopt other policies and procedures, or take any other actions that the Committee deems necessary to exempt the Award from Code Section 409A or to comply with the requirements of Code Section 409A.

        Eligibility.    Awards under the Plans may be granted to individuals who are then officers or other employees of the Company or any of its subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Committee for participation in the Plans. Independent directors of the Company may be granted nonqualified stock options, restricted stock awards, stock appreciation rights and other stock-based awards by the Board.

        Shares Available for Grant and Limitation on Awards.    Under the Plans, not more than a combined total of 500,000 shares of common stock (or the equivalent in other equity securities) are authorized for grant pursuant to Awards, 250,000 of which were authorized under the 2003 Plan prior to its amendment in 2006 with the adoption of the 2006 Plan, and 250,000 of which were added with the adoption of the 2006 Plan. In addition, the Company is also authorized to grant any shares that could again be optioned, granted or awarded under the terms of the 2003 Incentive Award Plan as in effect immediately prior to the adoption of the Plans in their current form. Furthermore, the maximum number of shares which may be subject to Awards granted under the Plans to any individual in any calendar year cannot exceed 100,000. The maximum amount of cash compensation payable pursuant to one or more Awards under the Plans in any fiscal year to any individual may not exceed $500,000. The shares subject to the Plans may be authorized and unissued shares or treasury shares.

        To the extent that an Award expires or lapses for any reason, or is settled in cash, any shares subject to the Award may again be available for new grants under the Plans. The Plans prohibit shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award from being available for subsequent grant under the Plans.

        Awards Under the Plans.    The Plans provide for the grant of incentive stock options, nonqualified stock options and restricted stock, as well as performance-based cash bonuses, stock appreciation rights, performance shares, stock units and other stock-based awards (collectively, "Awards"). Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

        Performance-Based Bonuses.    The Plans authorize the Committee to award cash bonuses ("Performance-Based Bonuses") which will be contingent on the attainment of performance goals that are established by the Committee and relate to performance criteria for a specified date(s) or period(s) determined by the Committee. Any performance-based bonus paid to a "covered employee" within the meaning of Code Section 162(m) will be a performance-based award intended to qualify under Section 162(m).

        Nonqualified Stock Options ("NQSOs"). NQSOs will provide for the right to purchase common stock at a specified price which, under the terms of the Plans may not be less than fair market value on the date of grant, and generally become exercisable in the discretion of the Committee (or the Board with respect to Director Awards) in one or more installments after the grant date, subject to the participant's continued provision of services to the Company and/or subject to the satisfaction of individual or Company performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee.

        Incentive Stock Options ("ISOs"). ISOs are designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must be exercised within a specified period of time following the optionee's termination of employment in order to retain ISO status, and must expire within ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Plans provide that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

        The Plans do not provide for the Committee's authority to extend the term of any outstanding option in connection with any termination of service of the optionee or to accelerate the vesting of an option. Moreover, the Plans prohibit participants from paying the exercise price of an option with a loan from the Company or with a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        Restricted Stock.    Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Board or Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. The Plans impose a minimum vesting requirement under which restrictions on shares of restricted stock generally will lapse no earlier than 3 years from the date of grant on a prorated basis, unless the lapsing of the restrictions is tied to the performance of the Company (or one or more of its divisions or units), in which case the Committee may determine to have the restrictions lapse after 1 year from the date of grant. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

        Stock Appreciation Rights.    The Plans provide for the grant of stock appreciation rights. A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the right over the fair market value of a share of common stock on the date of grant of the right, subject to any limitations the Committee may impose and any applicable tax withholding. Payment of such amount may be made in cash, in shares or a combination of both, as determined by the Committee.

        Other Stock-Based Awards.    The Plans provide for the grant of Awards that are not described above and that are related to shares of the Company's common stock ("other stock-based awards"). These other stock-based awards may include, but are not limited to, performance shares and stock units. Performance shares will be denominated in a number of shares and may be linked to performance criteria on a specified date(s) or period(s) of time as determined appropriate by the Committee. Stock units will be valued, in whole or in part, based on the fair market value of the shares, and each stock unit will consist of a bookkeeping entry representing an amount equivalent to the fair market value of one share. Payments with respect to other stock-based awards will be made in cash, shares or a combination of both, as determined by the Committee.

        The Committee in its discretion will set the term and exercise price or purchase price, as applicable, of any performance share award, stock unit award or other stock-based award, provided that such price generally will not be less than the par value of a share on the date of grant. Performance share awards, stock unit awards and other stock-based awards will generally only be exercisable or payable while the participant is an employee of the Company or any of its subsidiaries.

        Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.    The Plans provide that the Committee (or the Board with respect to Director Awards) may make adjustments to prevent dilution or enlargement of the Awards, benefits or potential benefits intended to be made available under the Plans upon an event that, in the sole discretion of the Committee (or the Board with respect to Director Awards) affects the Company's common stock such that an adjustment is determined to be appropriate. Such events include any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or changes in applicable laws, regulations, or accounting principles. Upon such an event, the Plans authorize the Committee (or the Board with respect to Director Awards) to adjust the number and kind of shares of common stock (or other securities or property) with respect to which Awards may be granted or awarded, the number and kind of shares of common stock (or other securities or property) subject to outstanding Awards, and the grant or the exercise price with respect to any Award. Upon such an event, whenever the Committee (or the Board with respect to Director Awards) determines that an adjustment is appropriate in order to prevent dilution or enlargement of the Awards, benefits or potential benefits intended to be made available under the Plans, the Committee (or the Board with respect to Director Awards) may:

  •
  cancel any Award for an amount of cash (or other rights or property) equal to the amount that could have been attained upon the exercise of such Award;

  •
  provide that the Award cannot vest, be exercised or become payable after such event;

  •
  provide that such Award shall be exercisable as to all shares covered thereby;

  •
  provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

  •
  make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding restricted stock, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future; and

  •
  provide that, for a specified period of time prior to such event, the restrictions imposed upon some or all shares of restricted stock or common stock may be terminated and some or all shares of such restricted stock or common stock may cease to be subject to repurchase after such an event.

        Except as otherwise provided in any applicable Award agreement or other written agreement between the Company and a participant, if a change in control (as defined in the Plans) occurs and a participant's Awards are not converted, assumed or replaced by a successor entity, then immediately prior to the change in control, such Awards will become fully exercisable and all forfeiture restrictions on such Awards will lapse.

        The Plans do not authorize adjustments that would cause Awards intended to qualify as performance-based compensation to fail to so qualify. Moreover, the Plans do not authorize an adjustment or action that would cause the Plans to violate Code Section 422(b)(1) or that would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board with respect to Director Awards) determines that the Award is not to comply with such exemptive conditions. The Plans also do not authorize adjustments that would cause Awards to constitute non-qualified deferred compensation subject to Code Section 409A.

        Amendment of the Plans.    The Board may modify or amend, suspend, or terminate the Plans at any time, provided that, without stockholder approval, no such amendment shall be made that shall (i) increase the maximum number of shares which may be issued under the Plans, (ii) permit the Committee to grant options with an exercise price that is below fair market value on the date of grant, (iii) permit the Committee to extend the exercise period for an option beyond ten years from the date of grant, or (iv) expand the class of persons who are eligible to participate in the Plans. Further, prior to the Amendment, the Plans provided that, except in certain circumstances, no option could be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

        Certain Federal Income Tax Consequences.    The following is only a summary of certain United States federal income tax consequences to recipients of awards under the Plans and is for general information purposes only. This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Code Section 409A to the extent an award is subject to and does not satisfy the rules promulgated thereunder, nor does it describe state, local or foreign tax consequences. This summary does not consider the United States federal income tax consequences to recipients in light of their individual circumstances or to recipients subject to special treatment under the federal income tax laws. THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND RECIPIENTS OF AWARDS UNDER THE PLANS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS ON THEIR INDIVIDUAL CIRCUMSTANCES.

        Optionees receiving nonstatutory stock options under the Plans will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long-term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

        Optionees receiving incentive stock options granted under the Plans will not recognize income upon grant or qualifying exercise of the option under the Code unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

        The recipient of a restricted stock award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

        Recipients of stock appreciation rights, restricted stock units, performance shares or units, and cash awards will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery following vesting of the award.

        Subject to certain limitations, and except with respect to awards of incentive stock options (unless there is a disqualifying disposition), the Company is entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized. However, the deduction of compensation paid to certain executives may be subject to a $1,000,000 annual limit under Section 162(m) of the Code.

        As discussed above, under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees" (generally, the principle executive officer (or anyone acting in such capacity) and the three highest paid officers for the relevant taxable year, other than the principle financial officer). Certain performance-based compensation is exempt from this deduction limit if it meets the requirements of Code Section 162(m), including a requirement that payment of the compensation be contingent upon achievement of performance goals that are established and administered in a manner specified under Section 162(m). In addition, to qualify as performance-based compensation, the compensation (or the plan under which it is granted, including the possible performance goals that may be used) must have been approved by stockholders, there must be a limit on the amount of compensation that may be paid to an employee during a specified period of time, and achievement of the applicable performance goals must be substantially uncertain at the time the individual awards are established. Finally, Code Section 162(m) imposes certain independence requirements on the members of the Board-level committee administering the performance-based compensation program.

        Any deferrals made under the Plans, including awards granted under the Plans that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments and distributions. The Company intends to attempt to structure any deferrals and awards under the Plans to meet the applicable tax law requirements.

        The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options, restricted shares, stock appreciation rights or restricted stock units, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder's death.

Amended Plan Benefits

        The Compensation Committee has not yet approved any exchange pursuant to the Exchange Program. Following stockholder approval of this Proposal 3, the Compensation Committee will retain the discretion to effect the Exchange Program, and accordingly, the Exchange Program may not take place. In addition, the benefits to option holders under the Exchange Program will depend on the closing price of the Company's common stock on the day of any such exchange. Consequently it is not possible to determine the benefits that might be received by participants, including executive officers of the Company, under the proposed Amendment to the Plans. Only persons who are current employees of the Company at the time of any Exchange Program will be eligible to participate. The table below lists all outstanding stock options held as of April 9, 2009 by executive officers which may be eligible for the Exchange Program depending upon the timing of the Exchange Program and the trading price of the Company's common stock when the exchange is effected.

Name	Number of Securities Underlying Outstanding Options (#)(1)	Current Option Exercise Price ($)	Dollar Value $(2)
Howard Siegel	10,000	22.70	*
	6,667	34.62	*
	10,000	39.16	*
	5,394	43.42	*
Total and weighted average exercise price	32,061	33.80
Russell J. Riopelle(1)	29,690	23.12	*
	10,000	22.70	*
	10,000	34.62	*
	13,097	39.26	*
	7,697	43.42	*
Total and weighted average exercise price	70,484	29.91
Larry Sass	3,334	23.12	*
	20,000	22.70	*
	10,000	34.62	*
	1,666	39.26	*
	25,000	39.16	*
	11,148	43.42	*
Total and weighted average exercise price	71,148	33.81
Mark Nawrocki	15,000	22.70	*
	17,000	33.98	*
	22,453	39.26	*
	15,000	39.16	*
	7,697	43.42	*
Total and weighted average exercise price	77,150	35.27
All current executive officers, as a group (4 persons)(3)	250,843	33.16	*
All current directors who are not current executive officers, as a group (4 persons)(4)	0	NA	NA
All employees who are not executive officers, as a group (8 persons)	98,126	29.09	*

(1)
As of June 3, 2009. Table does not include the 5,754 stock options outstanding from the Cherokee 1995 Incentive Stock Option Plan (the "1995 Plan") granted to Russell J. Riopelle in February 2004 that have an exercise price of $20.61, as the 1995 Plan has expired and such options are not eligible to participate in the Exchange Program.

(2)
The dollar value of any benefits to option holders under the Exchange Program (if effected) will depend on the new exercise price, which will be not less than a $1.00 premium to the closing stock price on the day of any such exchange, and also the ratio of the new exercise price to the old exercise prices, which will determine the resulting number of exchanged options for each recipient. Consequently, it is not possible to determine the benefits that might be received by participants under the Amendment.

(3)
Includes current executive officers Howard Siegel, Russell J. Riopelle, Larry Sass and Mark Nawrocki. Does not include CEO Robert Margolis, who is not eligible for the Exchange Program and who does not currently own any stock options. Furthermore, none of the Company's employees who are eligible for the Exchange Program received a year-end cash bonus for performance during Fiscal 2009.

(4)
The current directors are not eligible for the Exchange Program. Furthermore, the current directors do not own any stock options.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the Amendment. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S EXISTING EQUITY INCENTIVE PLANS TO AUTHORIZE THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS TO EFFECT AN EMPLOYEE STOCK OPTION EXCHANGE PROGRAM.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        This compensation discussion and analysis explains the Company's policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of the Company's executive officers who served as a Named Executive Officer during Fiscal 2009.

  Compensation Policies and Philosophy

        The Compensation Committee currently oversees the design and administration of our executive compensation program. The Compensation Committee's primary objectives in structuring and administering our executive officer compensation program are to:

  •
  attract, reward and retain executive officers who contribute to the Company's success;

  •
  provide economic incentives for executive officers to achieve the Company's business and financial objectives by linking the executive officers' compensation to the performance of the Company;

  •
  strengthen the relationship between executive pay and stockholder value; and

  •
  reward individual performance.

        To achieve the above listed objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance-oriented and designed to link the Company's strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of the Company's executives, including the Named Executive Officers, using a combination of base salary, cash bonuses and equity incentive awards. The Compensation Committee evaluates and determines individual executive performance considering, among other things, the following factors: (1) the individual's ability to perform assigned tasks; (2) the individual's knowledge of his or her job; (3) the individual's ability to work with others toward the achievement of the Company's goals and (4) internal pay equity among the executive officers (other than the CEO). The Compensation Committee also evaluates corporate performance by considering factors such as the Company's performance relative to the business environment and the success of the Company in meeting its business and financial objectives. In reviewing the above listed factors regarding both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors. Cherokee's Compensation Committee has not historically relied upon consultants or analysis of benchmarking surveys of competitors in setting executive compensation. We believe that it is important to reward excellence, leadership and outstanding long-term company performance in a form designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

        The Compensation Committee's practice is to establish the annual compensation packages for our executive officers other than our Chief Executive Officer, whose compensation is determined pursuant to the Management Agreement, after the completion of the audit for the prior year. In the first quarter of each fiscal year, typically in March or April, in connection with annual performance reviews, the Compensation Committee together with the Chief Executive Officer evaluates and determines executive compensation packages. Performing this process after the end of the prior year allows the Compensation Committee to incorporate data on the Company's performance during the prior year into its analysis and to conduct an assessment of the executives' contribution to the Company's overall performance. The Compensation Committee then compiles the information to establish annual base compensation and performance-related incentives and make adjustments to long-range compensation incentives as appropriate to reflect achievement against prior awards.

        All equity incentive awards to the Company's executive officers are granted by the Compensation Committee, typically at its first quarter meeting at which executive compensation for the coming year is determined, which is generally scheduled several months in advance. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may also grant equity awards at other times during the year. Equity incentive awards to newly-hired executive officers are generally granted at the first regularly-scheduled Compensation Committee meeting following the individual's date of hire. The exercise price for all stock option grants is set at a price equal to the closing price per share of the Company's common stock as reported by NASDAQ on the date of grant. In March 2009, the Compensation Committee determined the bonus amounts for the Company's executive officers for Fiscal 2009 and the salary levels for the Company's executive officers for Fiscal 2010. After considering the Company's lower revenue and profits in Fiscal 2009 as compared to Fiscal 2008, the Compensation Committee determined that Cherokee's executive officers (other than Mr. Margolis) would not receive a bonus for Fiscal 2009 and would receive the same base salary in Fiscal 2010 that they received in Fiscal 2009. Mr. Margolis' base salary and bonus amount is determined pursuant to the Management Agreement, which is described below. A summary of the bonus awarded to Mr. Margolis for Fiscal 2009 and Mr. Margolis' base salary for Fiscal 2010 is included in the Company's Current Report on Form 8-K filed with the Commission on March 27, 2009.

  Role of Executive Officers in Compensation Decisions

        The compensation paid to our Chief Executive Officer is determined pursuant to the Management Agreement. With regard to the compensation paid to each executive officer other than the Chief Executive Officer, the Chief Executive Officer reviews, on an annual basis, the compensation paid to each such executive officer during the past year and submits to the Compensation Committee his recommendations regarding the compensation to be paid to such persons during the next year. Following a review of such recommendations, the committee will take such action regarding such compensation as it deems appropriate, including approving compensation in an amount the Compensation Committee deems reasonable.

        Management plays a significant role in the compensation-setting process for executive officers, other than the Chief Executive Officer, by:

  •
  evaluating employee performance;

  •
  recommending business performance targets and establishing objectives; and

  •
  recommending salary levels, bonuses and equity-based awards.

        Management also prepares meeting information for most Compensation Committee meetings, and the Chief Executive Officer participates in committee meetings at the Compensation Committee's request to provide:

  •
  background information regarding our strategic objectives;

  •
  his evaluation of the performance of the executive officers; and

  •
  compensation recommendations as to executive officers (other than himself).

  Components of Compensation

        The compensation of executive officers consists of three principal components: base salary, cash incentive bonuses and equity incentive awards. The Compensation Committee believes that the combination of these elements is essential to attracting and retaining talented and hard-working individuals and aligning their incentives with the interests of our stockholders. The Compensation Committee does not adopt express formulae for weighting different elements of compensation or for allocating between long-term and short-term compensation but strives to develop comprehensive packages that are competitive with those offered by other companies with which the Company competes to attract and retain talented executives.

  Base Salary

  Executive Officer Salaries

        The Compensation Committee conducts an annual review of the base salary for each senior executive officer other than the Chief Executive Officer, including Named Executive Officers. Each year, as part of the completion of the Company's fiscal year end audit, and in connection with performing annual performance reviews, the Chief Executive Officer makes initial compensation recommendations with respect to the executive officers other than the Chief Executive Officer, for salaries and raises. The Chief Executive Officer provides his recommendations and the reasons for his recommendations to the Compensation Committee, which reviews the Chief Executive Officer's recommendations and makes a final determination. In considering executive officers' salaries, the Chief Executive Officer and the Compensation Committee consider the individual and corporate performance factors outlined above, as well as other qualitative and quantitative factors that Cherokee's CEO may deem relevant, and put particular emphasis on the success of the Company in meeting its business and financial objectives and the overall contribution of each executive officer in helping to attain those objectives. In determining bonus amounts for a particular fiscal year, Cherokee does not pre-establish or communicate to executives any performance targets related to the performance of Cherokee or any executive other than Cherokee's CEO. The Compensation Committee also considers internal pay equity factors together with each executive officer's qualifications, duties and responsibilities. Cherokee's Compensation Committee, in its full discretion, then makes a determination as to whether and what extent a particular executive is to be awarded a bonus for the then completed prior fiscal year. Decisions with respect to executive compensation are made at the Compensation Committee's annual year-end meeting.

  CEO Salary

        The annual base compensation payable to Mr. Margolis for providing his executive management services as the Company's Chairman of the Board and Chief Executive Officer is governed by the Management Agreement. Under the terms of the Management Agreement, Mr. Margolis' base salary for Fiscal 2009 was $790,000, and is subject to annual cost of living increases. See the description of the Management Agreement under "Employment Agreements" below which is incorporated herein by this reference. The Compensation Committee exercises no discretion with respect to Mr. Margolis' base salary.

  Cash Bonuses

  Executive Officers Bonuses

        The Company's executives are eligible to receive cash incentive bonuses on an annual basis. This element of compensation is designed to motivate the Company's employees to meet the business and financial objectives of the Company because it is tied to the profitability of the Company. As part of the completion of the audit for the prior fiscal year and in connection with annual performance reviews, the CEO determines initial recommendations with respect to cash incentive bonuses for the executive officers other than the CEO, taking into account the achievement of company-specific performance measures and individual-specific objectives for the applicable fiscal year as well as internal pay equity and the contribution of the executive to the overall success and achievements of the

Company. The CEO provides his recommendations to the Compensation Committee. The Compensation Committee reviews and discusses the Chief Executive Officer's recommendations and makes a final determination regarding cash incentive bonuses for the Company's executive officers at its year-end meeting.

  CEO Bonus

        The Management Agreement provides for an annual performance bonus to Mr. Margolis if and to the extent that the Company meets certain EBITDA thresholds. More specifically, the Management Agreement provides that, for each fiscal year after fiscal 2000, if our EBITDA for such fiscal year is no less than $5.0 million, then Mr. Margolis will receive a performance bonus equal to (x) 10% of our EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus (y) 15% of our EBITDA for such fiscal year in excess of $10.0 million. As a result, for Fiscal 2009 we accrued a bonus of $2.9 million for Mr. Margolis, which is payable within 60 days of our fiscal year end and which was paid in early April 2009. See the description of the Management Agreement under "Employment Agreements" below which is incorporated herein by this reference. The Compensation Committee exercises no discretion with respect to Mr. Margolis' performance bonus.

  Equity Compensation

        The Compensation Committee is authorized to grant equity incentive awards under The Cherokee 2006 Incentive Award Plan and The Cherokee 2003 Incentive Award Plan. Stock options are granted under the plans with exercise prices equal to or above the market price of the Company's common stock on the date of grant and generally vest in annual installments over two or three years. Since stock options have value only if the price of the Company's common stock increases over the exercise price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build stockholder value and thereby align the interests of the executive officers with the stockholders. The Compensation Committee also believes that these grants, which may vest over a period of two or more years, provide incentives for executive officers to remain with the Company. In determining the number of equity incentive awards granted in any fiscal year, the Compensation Committee considers such factors as the seniority of the executive officer, the contribution that the executive officer is expected to make to the Company in the coming years and has made to the Company in the past, and the size of prior grants to the executive officer. The Compensation Committee generally determines equity incentive awards for executive officers and employees other than the Chief Executive Officer, based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. However, the Compensation Committee may from time to time also grant equity incentive awards based on individual and corporate achievements and other factors. Decisions regarding equity incentive awards are typically made at the Compensation Committee's year-end meeting, which is typically scheduled several months in advance. The Company does not time the release of material nonpublic information based on equity incentive award grant dates.

Perquisites

        The Company annually reviews the perquisites that senior executives receive. Generally, the Company's senior executives are entitled to no benefits that are not otherwise available to all of its employees.

Other Benefits

        The Company maintains broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Participants in the 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits.

Participants may select from a variety of investment options. Investment options do not include the Company's common stock. In addition, the Company provides a matching contribution of up to 4% of each eligible employee's salary per year.

162(m) Tax Deductibility

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain otherwise deductible compensation in excess of $1.0 million paid to the Named Executive Officers. It is the policy of the Compensation Committee to attempt to have all executive compensation treated as tax-deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation is paid. However, this policy does not rule out the ability to make awards or to approve compensation that may not qualify for the compensation deduction. The Compensation Committee may elect to approve awards or grant compensation to executive officers which are not deductible by the Company under Section 162(m) of the Internal Revenue Code.

Summary Compensation Table

        The following table sets forth the compensation paid to or earned from the Company during Fiscal 2007, Fiscal 2008 and Fiscal 2009 by the Named Executive Officers:

Name and Principal Position	Fiscal Year	Salary $	Bonus $(1)	Option Awards(2)	All Other Compensation $(3)	Total Compensation $
Robert Margolis Chairman and Chief Executive Officer(4)	2009 2008 2007	790,000 761,000 737,000	2,902,000 3,382,000 8,002,000	—	19,000 13,000 21,000	3,712,000 4,155,000 8,760,000
Russell J. Riopelle Chief Financial Officer	2009 2008 2007	312,000 300,000 290,000	— 65,000 80,000	90,000 175,000 138,000	18,000 11,000 14,000	420,000 551,000 522,000
Howard Siegel President—Operations	2009 2008 2007	332,000 320,000 300,000	— 77,000 80,000	75,000 56,000 56,000	21,000 13,000 17,000	428,000 466,000 453,000
Mark Nawrocki Senior Vice President	2009 2008 2007	273,000 260,000 250,000	— 70,000 75,000	194,000 143,000 84,000	16,000 15,000 11,000	483,000 488,000 420,000
Larry Sass Senior Vice President	2009	266,000	—	124,000	18,000	408,000

(1)
Represents amounts earned in Fiscal 2009, but paid in April 2009.

(2)
Amounts reflect the dollar amount recognized by the Company for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R), or SFAS 123(R), for all outstanding awards which vested during Fiscal 2007, Fiscal 2008 and Fiscal 2009. The assumptions used in calculating these amounts are discussed in Note 8 of the Notes to our consolidated financial statements for Fiscal 2009, which accompany this proxy statement. The Company does not have compensation pertaining to a non-equity incentive plan, nor does it have any pension plans or nonqualified deferred compensation earnings.

(3)
The All Other Compensation column includes the employer paid health insurance premiums and the employer contributions to the Named Executive Officer's 401(k) Plan paid on his or her behalf.

(4)
The management services of Mr. Margolis as the Company's Chairman of the Board and Chief Executive Officer are provided pursuant to the Management Agreement. Under the Management Agreement, Mr. Margolis is eligible to receive both base compensation and annual cash bonuses for providing management services.

GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during Fiscal 2009:

Estimated Future Payouts Under Equity Incentive Plan Awards

Name/Award	Grant Date	Target # of Options	Exercise or Base Price of Option Awards $/sh	Grant Date Fair Value of Stock and Options Awards $(2)
Robert Margolis	—	—	—	—
Russell J. Riopelle Stock Options(1)	8/21/2008	10,000	$22.70	$73,000
Howard Siegel Stock Options(1)	8/21/2008	10,000	$22.70	$73,000
Larry Sass Stock Options(1)	8/21/2008	20,000	$22.70	$146,000
Mark Nawrocki Stock Options(1)	8/21/2008	15,000	$22.70	$110,000

(1)
Consists of stock options that vest ratably over a 3-year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

(2)
Amounts reflect the dollar amount recognized by the Company for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R), or SFAS 123(R), for all outstanding awards granted to each Named Executive Officer during Fiscal 2009, except that amounts shown in the table exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating these amounts are discussed in Note 8 of the Notes to our consolidated financial statements for Fiscal 2009, which accompany this proxy statement.

OUTSTANDING EQUITY AWARDS AT JANUARY 31, 2009

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Robert Margolis	—	—	—		—	—
Russell J. Riopelle Stock Options	5,754 29,690 10,000 10,429 3,333 —	— — — 2,668 4,364 10,000	— — — — — —	$ $ $ $ $ $	20.61 23.12 34.62 39.26 43.42 22.70	2/9/2014 4/7/2011 6/30/2012 4/7/2013 3/29/2014 8/21/2015
Howard Siegel Stock Options	6,667 3,333 3,333 —	— 2,061 6,667 10,000	— — — —	$ $ $ $	34.62 43.42 39.16 22.70	6/30/2012 3/29/2014 10/1/2014 8/21/2015
Larry Sass Stock Options	3,334 10,000 1,666 5,000 8,333 —	— — — 6,148 16,667 20,000	— — — — — —	$ $ $ $ $ $	23.12 34.62 39.26 43.42 39.16 22.70	4/7/2011 6/30/2012 4/7/2013 3/29/2014 10/1/2014 8/21/2015
Mark Nawrocki Stock Options	17,000 16,666 3,333 5,000 —	— 5,787 4,364 10,000 15,000	— — — — —	$ $ $ $ $	33.98 39.26 43.42 39.16 22.70	6/14/2012 4/7/2013 3/29/2014 10/1/2014 8/21/2015

(1)
Consists of stock options that vest ratably over a 3-year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

OPTIONS EXERCISED AND STOCK VESTED

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert Margolis	—	—
Russell J. Riopelle	—	—
Howard Siegel	—	—
Larry Sass	—	—
Mark Nawrocki	—	—

Employment Agreements

  Management Agreement

        The services of Mr. Robert Margolis, as our Chairman and Chief Executive Officer are provided to us pursuant to a management agreement (the "Management Agreement"). The Management Agreement, as amended, provides for certain base compensation and bonuses payable to Mr. Margolis. The Management Agreement provides that, for each fiscal year, if our EBITDA for such fiscal year is not less than $5.0 million, then Mr. Margolis will receive a performance bonus equal to 10% of our EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus 15% of our EBITDA for such fiscal year in excess of $10.0 million. For Fiscal 2009, Fiscal 2008 and Fiscal 2007, Mr. Margolis' base compensation and bonuses were $3.7 million, $4.1 million and $8.7 million, respectively. Pre-tax earnings for Fiscal 2008 and Fiscal 2007 exceeded certain pre-tax earnings thresholds, as required in the Management Agreement and as reviewed by the Compensation Committee, thereby automatically extending the Management Agreement to February 1, 2011. However, pre-tax earnings for Fiscal 2009 did not exceed the pre-tax earnings thresholds as required in the Management Agreement, and the term of the Management Agreement has remained at February 1, 2011. The Management Agreement may be terminated at any time without cause or in the event of certain circumstances, as defined. If we terminate the agreement without cause or Mr. Margolis terminates the Management Agreement if we materially breach the terms and conditions of the agreement or fail to perform any material obligation there under, Mr. Margolis is entitled to receive within 60 days of termination, a lump sum cash payment equal to three times the sum of his annual base compensation and the previous year's performance bonus (the "Termination Payment"). Mr. Margolis' annual base compensation in Fiscal 2009 was $790,000 and his performance bonus for Fiscal 2009 was approximately $2.9 million. Based on the amounts paid for Fiscal 2009, the lump sum payment owed upon such a termination as of February 1, 2009 would be approximately $11.1 million.

        On August 28, 2007, we entered into an amendment (the "Management Agreement Amendment") to the Management Agreement which amends, among other things, the provisions regarding the Termination Payment to reduce the payment by disregarding all revenues received from Mossimo Inc. during Fiscal 2007 and also the deal-related expenses associated with the termination of the Mossimo Finder's Agreement. The Management Agreement Amendment also excluded all Fiscal 2007 royalty revenues and expenses associated with Mossimo and the termination of the Mossimo Finder's Agreement in the determination of the pre-tax earnings threshold for Fiscal 2007. The Management Agreement Amendment was approved by the Company's stockholders at the annual meeting of the Company's stockholders on August 28, 2007.

        The current term of the Management Agreement ends February 1, 2011; however, the term may be extended indefinitely for additional one year terms so long as we meet certain pre-tax earnings thresholds. Pre-tax earnings for Fiscal 2009 did not exceed such specified levels, and as a result for Fiscal 2009 the Management Agreement has not been extended beyond the February 1, 2011 date, but remains eligible to be extended, depending upon future financial results exceeding the specified levels. If the Company fails to meet the criteria for extending the term of the Management Agreement in any particular future fiscal year, the term of the Management Agreement will not be extended in that year and will thereafter be scheduled to expire one year from the date of such failure, but the Management Agreement will remain eligible to be extended by an additional year in any subsequent fiscal year during the term of the Management Agreement in which the criteria to extend the term of the Management Agreement are satisfied. The Management Agreement also provides that Mr. Margolis may nominate one director to the Board of Directors and certain other investors may nominate one director to the Board of Directors.

  No Other Agreements

        There are no other employment agreements between the Company and other executive officers or employees of the Company and no other executive officers are entitled to any payments upon termination or a change of control that are not generally available to all of the Company's employees.

Certain Relationships and Related Transactions

        The Company's policy is to require that any transaction with a related party required to be reported under applicable Securities and Exchange Commission rules, other than compensation-related matters and waivers of its code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. The Company has not adopted procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case-by-case basis.

        For information with respect to other transactions and relationships between the Company and certain executive officers, directors and related parties, see the description of the Management Agreement under the heading "Employment Agreements" above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee of the Company's Board of Directors is included herein pursuant to Item 407 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act, the information contained in this report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 407(e) of Regulation S-K.

        The Compensation Committee establishes and oversees the design and functioning of the Company's executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2009 Annual Meeting.

COMPENSATION COMMITTEE

Timothy Ewing Jess Ravich Keith Hull

Equity Compensation Plan Information

        The Company currently maintains three compensation plans, the 1995 Incentive Stock Option Plan, the 2003 Incentive Award Plan and the 2006 Incentive Award Plan. All of these stock option award plans provide for the issuance of common stock to officers and other employees and directors, and have previously been approved by the Company's stockholders. The following table sets forth the information regarding outstanding options and shares reserved for future issuance under the 1995 Incentive Stock Option Plan, the 2003 Incentive Award Plan and the 2006 Incentive Award Plan as of January 31, 2009.

Securities Authorized for Issuance Under Equity Compensation Plans, as of January 31, 2009

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities referenced in Column (a))
	Column (a)	Column (b)	Column (c)
Equity compensation plans approved by security holders—1995 Plan(1)	5,754	$20.61	—
Equity compensation plans approved by security holders—2003 Plan(2)	134,219	$31.88	40,096
Equity compensation plans approved by security holders—2006 Plan(3)	214,750	$32.10	35,250
Equity compensation plans not approved by security holders	—	—	—
Total	354,723	$31.83	75,346

(1)
The Cherokee Inc. 1995 Incentive Stock Option Plan expired on July 24, 2005. However, options previously granted under this plan remain outstanding until the earlier of expiration or exercise. In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall no longer be available for grant.

(2)
In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the plan as if no option had been granted with respect to such shares, until the 2003 Incentive Award Plan expires on April 28, 2016.

(3)
In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the plan as if no option had been granted with respect to such shares, until the 2006 Incentive Award Plan expires on April 28, 2016.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. The Securities and Exchange Commission rules also require that copies of these filings be furnished to the Company.

        To the Company's knowledge, based solely on its review of copies of such reports received or written representations from certain reporting persons that no other reports were required during Fiscal 2009, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were met during Fiscal 2009.

 AUDIT COMMITTEE REPORT

        The following Report of the Audit Committee of the Company's Board of Directors is included herein pursuant to Item 407 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act, the information contained in this report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 407(d) of Regulation S-K.

        The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

        The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, accounting principles and internal controls. The Company's independent public accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended January 31, 2009 with management and the Company's independent public accountants. The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company's independent public accountants their independence from the Company. The Audit Committee has considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining the independent public accountants' independence.

        The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company's independent public accountants. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's independent public accountants meet the applicable standards for independent public accountants independence.

        Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
Mr. Jess Ravich, Chairman
Mr. David Mullen
Mr. Keith Hull

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On January 9, 2007, the Audit Committee of the Company unanimously voted to engage Moss Adams LLP as the Company's independent registered public accounting firm to audit the Company's financial statements and internal control over financial reporting for Fiscal 2007, and Moss Adams performed the Company's audit of its financial statements and internal control over financial reporting in each of Fiscal 2008 and Fiscal 2009. A representative of Moss Adams LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement during the Annual Meeting if the representative desires to do so and the representative is expected to be available to respond to appropriate questions.

Fees to Independent Public Accountants

        The fees for professional services to the Company by its independent public accountants, during Fiscal 2009 and Fiscal 2008 are as follows:

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$214,000	$223,000
Audit-related Fees(2)	4,000	27,000
Tax Fees—includes compliance, tax advice and tax planning	—	—
All Other Fees	$—	$—

(1)
Audit Fees for Fiscal 2008 and Fiscal 2009 consist of fees for professional services for the integrated audit of the Company's consolidated financial statements and the review of the Company's interim consolidated financial statements included in quarterly reports (including services related to the audit of the Company's internal control over financial reporting) by Moss Adams LLP.

(2)
Audit related Fees for Fiscal 2008 and Fiscal 2009 consist of fees for professional services provided by Moss Adams LLP in connection with assurance related services and accounting consultations.

        Moss Adams did not use any non-permanent employees in the auditing of the Company's financial statements during Fiscal 2009 or Fiscal 2008.

        The Audit Committee annually reviews and pre-approves certain audit and permissible non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

OTHER MATTERS

Additional Information

        Although not a part of this Proxy Statement, a copy of the Company's Annual Report on Form 10-K for Fiscal 2009, including financial statements (but not including exhibits thereto) (our "Annual Report"), is being mailed with this proxy statement to each stockholder of record on the record date for the Annual Meeting. Copies of our Annual Report are also available on the internet through the Investor Relations section of our website at www.thecherokeegroup.com and through the website of the Securities and Exchange Commission (the "SEC") at www.sec.gov. Additionally, copies of our Annual Report are available free of charge upon written request to the office of Investor Relations, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, CA 91406. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Date for Submission of Stockholder Proposals for the 2010 Annual Meeting

        Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the 2010 Annual Meeting of Stockholders must be received by the Company no later than January 1, 2010, to be considered for inclusion in the proxy material to be disseminated by the Board of Directors in accordance with the provisions of Rule 14a(8)(e)(1) promulgated under the Exchange Act. Copies of such proposals should be sent to the Company's Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

        In addition, if the Company has not received notice on or before March 17, 2010 of any matter a stockholder intends to propose for a vote at the 2010 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without a discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.

Other Business of the Annual Meeting

        The Board of Directors is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors or if no such recommendation is given, in their own discretion.

Adjournments and Postponements

        Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the annual meeting. Any signed proxies, or proxies submitted by telephone, received by us will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Cost of Soliciting Proxies

        The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

By Order of the Board of Directors,

Carol A. Gratzke Secretary
Van Nuys, California April 27, 2009

The Board of Directors recommends a vote “FOR” the directors listed below and a vote “FOR” Proposal 2 and Proposal 3.

1.   To elect five (5) directors for a one-year term to expire at the 2010 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

•     Robert Margolis
•     Timothy Ewing
•     Dave Mullen
•     Jess Ravich
•     Keith Hull

	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY for all nominees	☐ FOR ALL EXCEPT (see instructions below)
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS

2.   To approve the proposed ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for Fiscal 2010.

☐  FOR                  ☐  AGAINST                   ☐  ABSTAIN

3.   To approve the proposed Amendment to Cherokee Inc.’s existing equity incentive plans to authorize the Compensation Committee of the Board of Directors to effect an employee stock option exchange program.

☐  FOR                  ☐  AGAINST                   ☐  ABSTAIN

4.   In their discretion, the Proxies, identified on the front of this card, are authorized to vote upon such other business as may properly come before the Annual Meeting.

Dated:	, 2009

Signature

Signature

Title(s)

Note:  Please sign your name exactly as it appears hereon.  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title.  When shares are in the names of more than one person, each should sign.

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CHEROKEE INC. 6835 Valjean Avenue Van Nuys, California 91406
CHEROKEE INC. 6835 Valjean Avenue Van Nuys, California 91406
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On June 3, 2009
IMPORTANT
CHEROKEE INC. 6835 Valjean Avenue Van Nuys, California 91406
PROXY STATEMENT 2009 ANNUAL MEETING OF STOCKHOLDERS To Be Held On June 3, 2009
GENERAL INFORMATION
ITEM 1. ELECTION OF DIRECTORS
ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
ITEM 3. APPROVAL OF AMENDMENT TO THE COMPANY'S EXISTING EQUITY INCENTIVE PLANS
EXECUTIVE COMPENSATION
Estimated Future Payouts Under Equity Incentive Plan Awards
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS